Written Statement of the Vice President and Chief Financial Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Vice President and Chief Financial Officer of Badger Paper Mills, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ William H. Peters
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William H. Peters
May 14, 2003




A signed original of this written statement required by Section 906 has been provided to Badger Paper Mills, Inc. and will be retained by Badger Paper Mills, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.